UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: March 21, 2013

GOLDEN GROWERS COOPERATIVE

(Exact name of registrant as specified in its charter)

Minnesota	000-53957	27-1312571
(State or other jurisdiction of Incorporation)	(Commission) File Number)	(I.R.S. Employer Identification No.)

112 ROBERTS STREET SUITE 111
FARGO, ND 58102	(701) 281-0468
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Golden Growers Cooperative (the “Cooperative”) held its annual member meeting on March 21, 2013 during which its members elected directors from each of the five geographical districts established by the Cooperative’s Amended and Restated Bylaws.

From the Southwest district, the members located in that district elected Brett Johnson as a director.  He received 13 of the 13 votes cast.  His new three-year term begins on March 21, 2013 and expires in March 2016.  Mr. Johnson was elected to fill the directorship vacated by Mr. Randall Mauch, who did not stand for re-election because he has reached his term limit.  Chris Johnson and Bruce Speich will continue as directors for the Southwest district.

From the Northeast district, the members located in that district elected Matt Hasbargen as a director.  He received 17 of the 17 votes cast.    His new three-year term begins on March 21, 2013 and expires in March 2016.  Mr. Hasbargen was elected to fill the directorship vacated by Mr. Tom Jennen, who did not stand for re-election because he has reached his term limit.  Gary Jirak and Shaun Beauclair will continue as directors for the Northeast district.

From the Northwest district, the members located in that district re-elected Nicolas Pyle as a director.  He received 18 of the 18 votes cast.  His new three-year term begins on March 21, 2013 and expires in March 2016.  Leslie Nesvig and Glenn Johnson will continue as directors for the Northwest district.

From the Southeast district, the members located in that district re-elected Byron Koehl as a director.  He received 13 of the 13 votes cast.  His new three-year term begins on March 21, 2013 and expires in March 2016.  Bernard DeCock and Jason Medhaug will continue as directors for the Southeast district.

From the East Central district, the members located in that district re-elected David Benedict as a director.  He received 24 of the 24 votes cast.  His new three-year term begins on March 21, 2013 and expires in March 2016.   Mark Harless and Paul Borgen will continue as directors for the East Central district.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDEN GROWERS COOPERATIVE

Dated:	March 21, 2013	/s/ Scott Stofferahn
		By:	Scott Stofferahn
		Its:	Executive Vice President and Chief Executive Officer